NAME OF REGISTRANT:
   ADJUSTABLE       RATE      SECURITIES
   PORTFOLIOS
   FILE NO.  811-6242

   EXHIBIT   ITEM  NO.  77I(E):    Legal
   Proceedings


     REGULATORY MATTERS

     Massachusetts Administrative
     Proceeding
     On February 4, 2004, the Securities
     Division of the Office of the
     Secretary of the Commonwealth of
     Massachusetts filed an
     administrative complaint against
     Franklin Resources, Inc. and
     certain of its subsidiaries (the
     "Company") claiming violations of
     the Massachusetts Uniform
     Securities Act ("Massachusetts
     Act") with respect to an alleged
     arrangement to permit market timing
     (the "Mass. Proceeding"). On
     February 14, 2004, the Company
     filed an answer denying all
     violations of the Massachusetts
     Act.

     Governmental Investigations
     As part of ongoing investigations
     by the U.S. Securities and Exchange
     Commission (SEC), the U.S. Attorney
     for the Northern District of
     California, the New York Attorney
     General, the California Attorney
     General, the U.S. Attorney for the
     District of Massachusetts, the
     Florida Department of Financial
     Services and the Commissioner of
     Securities, the West Virginia
     Attorney General and the Vermont
     Department of Banking, Insurance,
     Securities, and Health Care
     Administration, relating to certain
     practices in the mutual fund
     industry, including late trading,
     market timing and sales
     compensation arrangements, the
     Company as well as certain current
     or former executives and employees
     of the Company, have received
     requests for information and/or
     subpoenas to testify or produce
     documents. The Company and its
     current employees are providing
     documents and information in
     response to these requests and
     subpoenas. In addition, the Company
     has responded to requests for
     similar kinds of information from
     regulatory authorities in some of
     the foreign countries where the
     Company conducts its global asset
     management business.
     The staff of the SEC has informed
     the Company that it intends to
     recommend that the SEC authorize a
     civil injunctive action against the
     Trust's investment manager. The
     SEC's investigation is focused on
     the activities that are the subject
     of the Mass. Proceeding described
     above and other instances of
     alleged market timing by a limited
     number of third parties that ended
     in 2000. The Company currently
     believes that the charges the SEC
     Staff is contemplating are
     unwarranted. There are discussions
     underway with the SEC Staff in an
     effort to resolve the issues raised
     in their investigation.

     In response to requests for
     information and subpoenas from the
     SEC and the California Attorney
     General, the Company has provided
     documents and testimony has been
     taken relating to revenue sharing
     and directed brokerage arrangements
     with brokers who sell fund shares.
     Effective November 28, 2003, the
     Company determined not to direct
     any further brokerage where the
     allocation is based, not only on
     best execution, but in addition on
     the sale of fund shares.

     Other Legal Proceedings
     The Company, in addition to other
     entities within Franklin Templeton
     Investments, including certain of
     its subsidiaries, other funds, and
     current and former officers,
     employees, and directors have been
     named in multiple lawsuits in
     different federal courts in Nevada,
     California, Illinois, New York, New
     Jersey, and Florida, alleging
     violations of various federal
     securities laws and seeking, among
     other things, monetary damages and
     costs. Specifically, the lawsuits
     claim breach of duty with respect
     to alleged arrangements to permit
     market timing and/or late trading
     activity, or breach of duty with
     respect to the valuation of the
     portfolio securities of certain
     funds managed by the Company,
     resulting in alleged market timing
     activity. The majority of these
     lawsuits duplicate, in whole or in
     part, the allegations asserted in
     the Mass. Proceeding detailed
     above. The lawsuits are styled as
     class actions or derivative
     actions.

     In addition, the Company and its
     subsidiaries, as well as certain
     current and former officers,
     employees, and directors have been
     named in multiple lawsuits alleging
     violations of various securities
     laws and pendent state law claims
     relating to the disclosure of
     directed brokerage payments and
     payment of allegedly excessive
     commissions and advisory fees.
     These lawsuits are styled as class
     actions and derivative actions
     brought on behalf of certain funds.

     Management strongly believes that
     the claims made in each of these
     lawsuits are without merit and
     intends to vigorously defend
     against them.

     The Company cannot predict with
     certainty the eventual outcome of
     the foregoing Mass. Proceeding,
     other governmental investigations
     or class actions or other lawsuits.
     The impact, if any, of these
     matters on the Trust is uncertain
     at this time. If it is determined
     that the Company bears
     responsibility for any unlawful or
     inappropriate conduct that caused
     losses to the Trust, it is
     committed to making the Trust or
     its shareholders whole, as
     appropriate.